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                                                                      EXHIBIT 24

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Associates First Capital Corporation on Form S-3 (File No. 33-60769) of our report dated January 26, 1996, except for Note 18, as to which the date is February 8, 1996, on our audits of the consolidated financial statements of Associates First Capital Corporation and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Current Report on Form 8-K.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
February 8, 1996